UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2015

PERCEPTRON, INC.
(Exact name of registrant as specified in its charter)

Michigan	0-20206	38-2381442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-02461
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code         (734) 414-6100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 23, 2015, Mr. David Watza, Senior Vice President and Chief Financial Officer of Perceptron, Inc. (the “Company”), entered a Severance Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company had previously disclosed on a Form 8-K, filed with the Securities and Exchange Commission on September 8, 2015, plans to enter into a Severance Agreement with Mr.  Watza. The Severance Agreement provides for severance benefits, including one-half times his base salary, a prorated portion of any annual bonus he would have earned in the year of termination had he been employed at the end of the bonus period, reimbursement for COBRA coverage expenses and continuation of welfare benefits (other than health benefits) for six months following his termination of employment and, if termination is six months prior to or within two years following certain changes in control of the Company, his severance benefits will be one times his base salary, a prorated portion of his targeted bonus for the year of termination based on the number days worked in the year of termination, reimbursement for COBRA coverage expenses and continuation of his welfare benefits (other than health benefits) for one year following his termination of employment.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

D. Exhibits.

Exhibit No.	Description
10.1	Severance Agreement between David Watza and the Company

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.

Date: October 26, 2015	/s/ Jeffrey M. Armstrong
	By:	Jeffrey M. Armstrong
	Its:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Severance Agreement between David Watza and the Company

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